UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026 (June 22, 2026)

BridgeBio Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3160 Porter Dr., Suite 250 Palo Alto, CA	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 391-9740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, Dr. Randal W. Scott notified BridgeBio Pharma, Inc. (the “Company”), of his resignation as a member of the Board of Directors of the Company (the “Board”) upon the completion of his term as a Class I director, effective as of June 22, 2026, the date of the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Dr. Scott’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The proposals set forth below were submitted to the stockholders at the Annual Meeting held on June 22, 2026, with each such proposal described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2026 (the “Proxy Statement”).

The number of shares of common stock entitled to vote at the Annual Meeting was 195,806,242. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 175,706,357. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below.

Proposal 1 - Election of Directors.

The Company’s stockholders elected the three (3) director nominees below to the Company’s Board of Directors as Class I directors to hold office until the 2029 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified.

Director Nominee	Votes For	Votes Withheld
James C. Momtazee	156,790,852	4,316,018
Frank P. McCormick, Ph.D.	153,020,532	8,086,338
Hannah A. Valantine, M.D.	129,081,930	32,024,940

There were 14,599,487 broker non-votes regarding this proposal.

Proposal 2 - Non-binding Advisory Vote on Compensation of Named Executive Officers.

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions
152,949,577	6,938,080	1,219,213

There were 14,599,487 broker non-votes regarding this proposal.

Proposal 3 - Non-binding Advisory Vote on the Frequency of Future Non-binding Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on a non-binding, advisory basis, a frequency of every 1 Year for future non-binding advisory votes to approve the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstentions
154,371,970	5,199,700	1,467,447	67,753

Proposal 4 - Ratification of Appointment of Independent Registered Accounting Firm.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstentions
175,420,234	203,310	82,813

There were zero broker non-votes regarding this proposal.

Proposal 5 - Approval of an Amendment and Restatement of the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan

The Company’s stockholders approved the amendment and restatement of the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan (the “2021 Plan”) to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares. A copy of such amendment and restatement of the 2021 Plan in the form approved by the stockholders is filed hereto as Exhibit 10.1.

Votes For	Votes Against	Abstentions
132,402,786	27,350,537	1,353,547

There were 14,599,487 broker non-votes regarding this proposal.

Pursuant to the recommendation of the Board and consistent with the stockholders’ preference, the Company plans to hold future non-binding advisory votes on the compensation of the Company’s named executive officers every year. The next required non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers will take place no later than at the Company’s 2032 annual meeting of stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	BridgeBio Pharma, Inc. Third Amended and Restated 2021 Stock Option and Incentive Plan and form award agreements thereunder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGEBIO PHARMA, INC.

Date: June 26, 2026	By:	/s/ Thomas Trimarchi
Name:	Thomas Trimarchi, Ph.D.
Title:	President and Chief Financial Officer